                                                                  Exhibit 10.1


                                                                 Conformed Copy



                              GOVERNANCE AGREEMENT
                         TERMINATION AND MUTUAL RELEASE


                  THIS TERMINATION AND MUTUAL RELEASE (this "Mutual Release") is made as of the 15th day of April, 1997, by and among Trygg-Hansa AB (formerly Trygg-Hansa SPP Holding AB), a corporation organized under the laws of Sweden ("THAB"), Trygg-Hansa Omsesidig Livforsakring, a corporation organized under the laws of Sweden ("THL"), Trygg-Hansa Holding B.V., a corporation organized under the laws of Sweden ("THH"), Centre Reinsurance (Bermuda) Limited, a corporation organized under the laws of Bermuda ("Centre Re"), and Zurich Home Investments Limited, a corporation organized under the laws of Bermuda ("Zurich") (collectively, the "Parties", and each, individually, a "Party").

                  WHEREAS, the Parties, either directly or as successors in interest, are parties to the Governance Agreement, dated as of December 22, 1993 (the "Governance Agreement"), by and among THAB, THL, Industrial Mutual Insurance Company, a corporation organized under the laws of Finland ("IMI"), International Insurance Investors, L.P., a limited partnership organized under the laws of Bermuda ("III"), Centre Re and the Trustees of the Estate of Bernice Pauahi Bishop (the "Bishop Estate") which agreement regulated certain aspects of the Parties' investment in Home Holdings Inc., a corporation organized under the laws of the State of Delaware (the "Company");

                  WHEREAS, IMI, III and the Bishop Estate, and any of their respective assignees and successors, no longer beneficially own any shares of any class of stock of the Company; and

                  WHEREAS, the Parties desire to terminate the Governance Agreement in order to effectuate the purposes and intent of the Securityholders' Agreement, dated June 12, 1995, by and among the Company, ZCI Investments Limited, a corporation organized under the laws of Bermuda and predecessor of Zurich, Insurance Partners Advisors, L.P., a limited partnership organized under the laws of Delaware, and THAB (the "Securityholders' Agreement").

                  NOW THEREFORE, in consideration of the covenants and mutual promises contained herein, the Parties hereby agree as follows:

                  (1) The Parties hereby acknowledge and agree that the Governance Agreement is terminated in all respects and that the Parties are fully, completely, irrevocably and forever discharged from any and all obligations set forth therein, pursuant thereto or arising therefrom.

                  (2) As material inducement for each Party to enter into this Mutual Release, each of the Parties knowingly, voluntarily and irrevocably (a) releases, acquits and forever discharges each Party from, (b) covenants not to sue any other Party with respect to, and (c) waives any rights with respect to any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which from the beginning of the world up to and including the date hereof, exist, have existed, or may arise from any matter whatsoever under the Governance Agreement, which such Party ever had, now has, or at any time hereafter may have, own or hold against any other Party. Nothing herein shall release any Party from any of its obligations under this Mutual Release.

                  (3) This Mutual Release constitutes the sole and complete understanding of the Parties with respect to the subject matter hereof. The Parties represent to each other that in executing this Mutual Release, they do not rely and have not relied upon any representation or statement not set forth herein made by any other Party, including such other Party's agents, representatives or attorneys, with regard to the subject matter, basis or effect of this Mutual Release.

                  (4) The terms and conditions of this Mutual Release shall inure to the benefit of and be binding upon the respective past, present and future successors, assigns, administrators or heirs (as applicable) of each Party (collectively, the "Party Assignees"), and any and all past, present and future directors, officers, shareholders, managers, agents, representatives, advisors, consultants, employees, subsidiaries, administrators or heirs (as applicable) of the Party or Party Assignees and their respective past, present and future successors, assigns, affiliates or heirs (as applicable).

                  (5) No amendment, modification or alteration of the terms and provisions of this Mutual Release shall be binding unless the same shall be in writing and duly executed by the Parties. No waiver of any of the provisions of this Mutual Release shall be deemed to or shall constitute a waiver of any other provision hereof. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  (6) This Mutual Release shall be governed by, and construed and enforced under the laws of the State of New York, without regard to conflict of laws rules thereof. Each Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any litigation arising out of or relating to this Mutual Release (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by United States registered mail to its respective address set forth in this Mutual Release shall be effective service of process for any litigation brought against it in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Mutual Release in the courts of the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

                  (7) In the event that any one or more of the provisions of this Mutual Release is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. If any one or more of the provisions contained in this Mutual Release is held to be excessively broad as to duration, scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

                  (8) All notices and other communications hereunder shall be in writing and shall be deemed effec or given upon (a) electronic confirmation when sent by facsimile transmission, (b) confirmed delivery by a recognized courier service or an affidavit of the messenger when delivered by hand, or (c) the expiration of seven (7) calendar days after the day when mailed by certified or registered mail, postage prepaid, addressed to the following addresses (or at such other address for a Party as shall be specified by like notice):

                  (a)      If to THAB, THL or THH,

                           TRYGG-HANSA AB
                           Fleminggatan 18
                           S-106 26 Stockholm
                           Sweden
                           Attention:  Mr. Zaid O.B. Pedersen
                           Telephone:  46-8-693-10-00
                           Facsimile:  46-8-650-93-67

                  (b)      If to Centre Re or Zurich,

                           Zurich Home Investments Limited
                           Cumberland House
                           One Victoria Street
                           Hamilton, Bermuda HMHK
                           Attention:  President
                           Telephone:  (809) 295-8501
                           Facsimile:  (809) 295-3705

                  In each case above, with
                  copies to the Company,

                           Home Holdings Inc.
                           c/o The Home Insurance Company
                           59 Maiden Lane
                           New York, New York 10038
                           Attention:  General Counsel
                           Telephone:  (212) 530-6600
                           Facsimile:  (212) 530-3413

                  (9) This Mutual Release may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Mutual Release as of the date first written above.


                                    TRYGG-HANSA AB (formerly
                                    TRYGG-HANSA SPP HOLDING AB)


                                    By:            /s/ Zaid Pedersen
                                            ------------------------------
                                            Name:  Zaid Pedersen
                                            Title: Chief Financial Officer


                                    TRYGG-HANSA OMSESIDIG LIVFORSAKRING


                                    By:            /s/ Lars Lonnborg
                                            ------------------------------
                                            Name:  Lars Lonnborg
                                            Title: President


                                    TRYGG-HANSA HOLDING B.V.


                                    By:            /s/ Jan Bruneheim
                                            ------------------------------
                                            Name:  Jan Bruneheim
                                            Title: Director

                                    CENTRE REINSURANCE (BERMUDA) LIMITED


                                    By:            /s/ Andrea Hodson
                                            ------------------------------
                                            Name:  Andrea Hodson
                                            Title: Secretary


                                    ZURICH HOME INVESTMENTS LIMITED


                                    By:            /s/ Roger Thompson
                                            ------------------------------
                                            Name:  Roger Thompson
                                            Title: Vice President